Exhibit (j)
                              Consent of KPMG, LLP

                          Independent Auditors' Consent




The Board of Directors and Shareholder
Sit Mutual Fund Trust:


We consent to the use of our report dated December 30, 2003 included herein and to the reference to our Firm under the heading "Custodian; Sub-custodian; Counsel; Accountants" in Part B of the Registration Statement.



KPMG LLP


Minneapolis, Minnesota
December 30, 2003